                                                                     Exhibit 4.2






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                              ARADIGM CORPORATION

                        COMMON STOCK PURCHASE AGREEMENT

                                January 27, 1999

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
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Section 1   Authorization and Sale of Common Stock........................   1
       1.1  Authorization ................................................   1
       1.2  Sale of Common ...............................................   1

Section 2   Closing Date; Delivery .......................................   1
       2.1  Closing Date .................................................   1
       2.2  Delivery .....................................................   1

Section 3   Representations and Warranties of the Company ................   2
       3.1  Organization and Standing ....................................   2
       3.2  Corporate Power; Authorization ...............................   2
       3.3  Issuance and Delivery of the Shares ..........................   2
       3.4  SEC Documents; Financial Statements ..........................   2
       3.5  Governmental Consents ........................................   3
       3.6  No Material Adverse Change ...................................   3
       3.7  Authorized Capital Stock .....................................   3
       3.8  Litigation ...................................................   3

Section 4   Representations; Warranties and Covenants of the Purchasers ..   3
       4.1  Authorization ................................................   4
       4.2  Investment Experience ........................................   4
       4.3  Investment Intent ............................................   4
       4.4  Registration or Exemption Requirements .......................   4
       4.5  Restriction on Short Sales ...................................   4
       4.6  No Legal, Tax or Investment Advice ...........................   5

Section 5   Conditions to Closing Obligations of Purchasers ..............   5
       5.1  Registration Statement .......................................   5

Section 6   Conditions to Closing Obligations of Company .................   5
       6.1  Representations and Warranties ...............................   5
       6.2  Covenants ....................................................   5
       6.3  Blue Sky .....................................................   5

Section 7   Covenants of the Company .....................................   6
       7.1  Definitions ..................................................   6
       7.2  Registration Procedures and Expenses .........................   6
       7.3  Indemnification ..............................................   7
       7.4  Prospectus Delivery ..........................................   9
       7.5  Termination of Obligations ...................................   9

                               TABLE OF CONTENTS
                                  (continued)


                                                                            PAGE
                                                                            ----
       7.6  Reporting Requirements .......................................    9

Section 8   Restrictions on Transferability of Shares:
            Compliance with Securities Act ...............................   10
       8.1  Restrictions on Transferability ..............................   10
       8.2  Instruction Sheet ............................................   10
       8.3  Transfer of Shares After Registration ........................   10
       8.4  Purchaser Information ........................................   10

Section 9   Miscellaneous ................................................   10
       9.1  Waivers and Amendments .......................................   10
       9.2  Broker's Fee .................................................   11
       9.3  Governing Law ................................................   11
       9.4  Survival .....................................................   11
       9.5  Successors and Assigns .......................................   11
       9.6  Entire Agreement .............................................   11
       9.7  Notices, etc. ................................................   11
       9.8  Severability of this Agreement ...............................   11
       9.9  Counterparts .................................................   12
       9.10 Further Assurances ...........................................   12
       9.11 Termination ..................................................   12
       9.12 Expenses .....................................................   12
       9.13 Currency .....................................................   12

Exhibit A -- Schedule of Purchasers
Exhibit B -- Form of Purchaser's Questionnaire
Exhibit C -- Instruction Sheet
Exhibit D -- Form of Purchaser's Certificate of Subsequent Sale

                              ARADIGM CORPORATION

                        COMMON STOCK PURCHASE AGREEMENT


        This Common Stock Purchase Agreement (the "Agreement") is made as of January 27, 1999, by and among Aradigm Corporation, a California corporation (the "Company") with its principal office at 26219 Eden Landing Road, Hayward, California 94545, and the persons listed on the Schedule of Investors attached hereto as Exhibit A (the "Purchasers").


                                   Section 1

                     Authorization and Sale of Common Stock

        1.1 Authorization. The Company has authorized the sale and issuance of up to 2,428,338 shares of its Common Stock pursuant to this Agreement (the "Shares").

        1.2 Sale of Common. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company the number of Shares set forth opposite each Purchaser's name on Exhibit A for $10.50 per share.


                                   Section 2

                             Closing Date; Delivery

        2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the officers of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California at the time the Registration Statement (as defined below) registering the resale of the Shares by the Purchasers is declared effective by the Securities and Exchange Commission (the "SEC") or at such other time and place upon which the Company and the Purchasers purchasing the majority of the Shares shall agree. The date of the Closing is hereinafter referred to as the "Closing Date".

        2.2 Delivery. At the Closing, the Company will deliver to each Purchaser a certificate, registered in the Purchaser's name as shown on Exhibit A, representing the number of Shares to be purchased by the Purchaser. Such delivery shall be against payment of the purchase price therefor by wire transfer to an escrow account established by Piper Jaffray Inc. and Perkevich & Partners, LLC (collectively, the "Placement Agents") in the amount set forth on Exhibit A.

                                   Section 3

                 Representations and Warranties of the Company


     The Company represents and warrants to the Purchasers as of the Closing Date as follows:

     3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing as a domestic corporation under the laws of said state.

     3.2 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

     3.3 Issuance and Delivery of the Shares. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

     3.4 SEC Documents; Financial Statements. Each report or proxy statement delivered to the Purchasers is a true and complete copy of such documents as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable



                                       2.

accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

     3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of Form S-3 and all amendments thereto with the SEC as contemplated by Section 7.2 of this Agreement and (c) the filing of the Nasdaq National Market Notification Form with the Nasdaq National Market and Form 10-C with the SEC.

     3.6 No Material Adverse Change. Except as otherwise disclosed herein, since September 30, 1998, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

     3.7 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, no par value, of which, as of September 30, 1998, 12,150,867 shares were outstanding, and (ii) 5,000,000 shares of Preferred Stock, no par value, none of which shares are currently outstanding.

     3.8 Litigation. Except as disclosed in the SEC Documents, there are no actions, suits proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.



                                   Section 4

          Representations, Warranties and Covenants of the Purchasers


     Each Purchaser hereby severally represents and warrants to the Company, effective as of the Closing Date, as follows:



                                       3.

        4.1 Authorization. Purchaser represents and warrants to the Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

        4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

        4.3 Investment Intent. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as Exhibit B for use in preparation of the Registration Statement (as defined below), and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser has, in connection with its decision to purchase the number of shares set forth in Exhibit A relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

        4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

        4.5 Restriction on Short Sales. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.



                                       4.

        4.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

                                   Section 5

                Conditions to Closing Obligations of Purchasers

        Each Purchaser's obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

        5.1 Registration Statement. The Registration Statement (as defined below) registering the resale of the Shares by the Purchasers shall have been filed with and declared effective by the SEC. In the event that the Registration Statement is not declared effective by the SEC within ninety (90) days from the date of filing, this Agreement, and all obligations of all parties hereto, shall terminate.

                                   Section 6

                  Conditions to Closing Obligations of Company

        The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

        6.1 Representations and Warranties. The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

        6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

        6.3 Blue Sky. The Company shall have obtained and maintained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares.



                                       5.

                                   Section 7

                            Covenants of the Company

     7.1  Definitions. For the purpose of this Section 7:

     (a) the term "Registration Statement" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

     (b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

     (c) the term "Registrable Shares" shall mean the shares of Common Stock issued pursuant to this Agreement.

     7.2  Registration Procedures and Expenses. The Company shall:

     (a) use its best efforts to file a registration statement with the SEC within ten (10) business days following the date of this Agreement to register the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of the Common Stock under SEC Rule 415) or on such other form which is appropriate to register all of the Registrable Shares for resale from time to time by the Purchasers;

     (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause such Registration Statement to become effective as promptly after filing as practicable;

     (c) prepare and file with the SEC such amendment and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.5 below, subject to the Company's right to suspend pursuant to Section 7.4;

     (d) furnish to each Purchaser (and to each underwriter, if any, of such Common Stock) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

     (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required


                                       6.

in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

     (f)  advise each Purchaser promptly:

          (i) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

          (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any preceding purposes; and

          (iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

     (g) in connection with the filing of any document that is to be incorporated by reference into the Registration Statement or the prospectus (after the initial filing of the Registration Statement):

          (i) use its best efforts to provide copies of such document to the Purchasers concurrently with such filing; and

          (ii) make a Company representative available for discussion of such document;

     (h) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

     (i) bear all expenses in connection with the procedures in paragraphs (a) through (h) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states.

     7.3  Indemnification.

     (a) The Company agrees to indemnify and hold harmless Purchaser from and against any losses, claims, damages or liabilities to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make



                                       7.

the statements therein not misleading, in each case on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement or any breach of this Agreement by Purchaser.

     (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 5 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by such Purchaser or any untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

     (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel





                                       8.

for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which shall not be unreasonably withheld.

          (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall defend itself at its own cost and expense until there is an adjudication at which point the indemnifying party shall then reimburse the indemnified party for its costs and expenses.

          (e) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to above, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities.

          7.4 Prospectus Delivery. The Purchaser hereby covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus. Such suspension periods shall in no event exceed 60 days in any 12 month period.

          7.5 Termination of Obligations. The obligations of the Company pursuant to Section 7.2 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been resold, or
(ii) such time as all of the Registrable Shares may be resold in a three-month period pursuant to Rule 144, or (iii) the second anniversary of the Closing Date.

          7.6  Reporting Requirements.

          (a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and



                                       9.

               (iii) so long as any of the Purchasers own Registrable Securities, to furnish to the Purchasers forthwith upon request (1) a written statement by the Company as to whether it is in compliance with the reporting requirements of said Rule 144, the Securities Act and Securities Exchange Act of 1934, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

                                   Section 8

                   Restrictions on Transferability of Shares:
                         Compliance with Securities Act

          8.1 Restrictions on Transferability. The Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

          8.2 Instruction Sheet. Each certificate representing Shares shall bear the Instruction Sheet attached hereto as Exhibit C (in addition to any legends required under applicable securities laws).

          8.3 Transfer of Shares After Registration. Each Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or
(ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit D.

          8.4 Purchaser Information. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser's "Plan of Distribution."


                                   Section 9

                                 Miscellaneous

          9.1 Waivers and Amendments. With the exception of Section 7 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Section 7.1 and 7.2 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by


                                      10.

Purchasers, the terms of the Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares.

     9.2 Broker's Fee. Each Purchaser acknowledges that the Company intends to pay a fee in respect of the sale of the Shares to the Placement Agents. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

     9.3 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

     9.4 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

     9.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, no Purchaser shall assign this Agreement without the prior written consent of the Company.

     9.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

     9.7 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     9.8 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



                                      11.

        9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        9.10 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        9.11 Termination. In the event that the Registration Statement is not declared effective by the SEC within ninety (90) days from the date the Company files such Registration Statement with the SEC, this Agreement shall terminate.

        9.12 Expenses. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

        9.13 Currency. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.


                                      12.

   The forgoing agreement is hereby executed as of the date first above written.


                                        "COMPANY"

                                        ARADIGM CORPORATION,
                                        a Delaware corporation


                                        By: ____________________________________

                                        Title: _________________________________


                                        "PURCHASERS"


                                        Name: __________________________________

                                        By: ____________________________________

                                        Title: _________________________________











                     [SIGNATURE PAGE TO ARADIGM CORPORATION
                        COMMON STOCK PURCHASE AGREEMENT]

                                                                       Exhibit A


                             SCHEDULE OF PURCHASERS


Purchaser                                 Commitment              Shares
---------                                 ----------              ------
The Kaufmann Fund, Inc.                 $7,000,003.50             666,667
Invesco Global Health Services, Inc     $3,999,996.00             380,952
Biotechnology Investments Limited       $3,675,000.00             350,000
H&Q Healthcare Investors                $2,362,500.00             225,000
Bank Invest                             $2,100,000.00             200,000
H&Q Life Sciences Investors             $1,680,000.00             125,000
State of Oregon PERS/ZCG                $1,312,500.00             160,000
Pharma w/Health FCP                     $  892,500.00              85,000
Public Employee Retirement System
  of Idaho                              $  525,000.00              50,000
Delta Opportunity Fund, Ltd.            $  499,999.50              47,619
The Magee/Bernhard LLC                  $  262,500.00              25,000
NFIB Employee Pension Trust             $  262,500.00              25,000
The A&JS Family LLC                     $  157,500.00              15,000
A&S Wells Family LLC                    $  157,500.00              15,000
Morgan Trust Co. of the Bahamas
  Ltd. as Trustee u/a/d 11/30/93        $  157,500.00              15,000
Roanoke College                         $  157,500.00              15,000
Amherst College                         $  105,000.00              10,000
Merlin BioMed L.P.                      $   84,000.00               8,000
Merlin BioMed International             $   73,500.00               7,000
Alza Corporation Retirement Fund        $   21,000.00               2,000
Wolfson Investment Partners LP          $   11,500.00               1,100
                                                                ---------
TOTAL                                                           2,428,338

                        INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Common Stock Purchase Agreement)

A.   Complete the following items in the Common Stock Purchase Agreement:

     1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

     2.   Exhibit B-1 - Stock Certificate Questionnaire:

          Provide the information requested by the Stock Certificate Questionnaire;

     3.   Exhibit B-2 - Registration Statement Questionnaire:

          Provide the information requested by the Registration Statement Questionnaire.

     4.   Exhibit B-3 - Purchaser Certificate:

          Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

     5.   Return the signed Purchase Agreement to:

               Matthew L. Jacobson, Esq.
               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, California 94303

B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to the Purchaser by the Placement Agents at a later date.

C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

          (i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

          (ii) must send a letter in the form of Exhibit D to the Company so that the Shares may be properly transferred.

ARADIGM CORPORATION

STOCK CERTIFICATE QUESTIONNAIRE

     Pursuant to Section 4.3 of the Agreement, please provide us with the following information.

1. The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

                                                            --------------------

2. The relationship between the Purchaser of the Share and the Registered Holder listed in response to item 1 above:

                                                            --------------------

3. The mailing address of the Registered Holder listed in response to item 1 above:

                                                            --------------------

                                                            --------------------

                                                            --------------------

                                                            --------------------

                                                            --------------------

4.   The Tax Identification Number of the Registered
     Holder listed in response to item 1 above:

                                                            --------------------

                              ARADIGM CORPORATION
                      REGISTRATION STATEMENT QUESTIONNAIRE



     In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

     1. Please state your organization's name exactly as it should appear in the Registration Statement:

     2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in this Prospectus included in the Registration Statement?


     -------  YES        -------  NO

     If yes, please indicate the nature of any such relationships below.


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              ARADIGM CORPORATION

                     CERTIFICATE FOR INDIVIDUAL PURCHASERS


     If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.


                                  CERTIFICATE

     I certify that the representations and responses below are true and accurate:

     In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

     __   (1)  A natural person whose net worth, either individually or jointly with such person's spouse exceeds $1,000,000;

     __   (2)  A natural person who had an income in excess of $200,000, or joint income with the person's spouse in excess of $300,000, in 1996, 1997 and 1998, and reasonably expects to have individual income reaching the same level in 1999.

     __   (3)  An executive officer or director of the Company.



Dated: __________________                      ________________________________
                                               Name(s) of Purchaser

                                               ________________________________
                                               Signature

                                               ________________________________
                                               Signature

                              ARADIGM CORPORATION

                    CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION AND JOINT PURCHASERS

     If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchasers (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                  CERTIFICATE

     The undersigned certifies that the representations and responses below are true and accurate.

     (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to exercise and deliver the Common Stock Purchase Agreement on behalf of the Purchaser, and to take other sections with respect thereto.

     (b)  Indicate the form of entity of the undersigned:

          - Limited Partnership

          - General Partnership

          - Corporation

          - Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor: _______________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________ (Continue on a separate piece of paper, if necessary.)

          - Other Type of Trust (indicate type of trust and, for trusts other than pension trust, name the guarantors and beneficiaries:__________
             ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________
             _________. (Continue on a separate piece of paper, if necessary.)

          - Other form of organization (indicate form of organization (_______)

    (c)   Indicate the approximate date the undersigned entity was formed: _____

    (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor sums. Please initial each category applicable to you as an investor in the Company.

     ____ 1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

     ____ 2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

     ____ 3. An insurance company as defined in Section 2(13) of the Securities Act;

     ____ 4. As investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

     ____ 5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

     ____ 6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

     ____ 7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     ____ 8. A private business development company as defined in Section 202(a)(23) of the Investment Advisers Act of 1940;

     ____ 9. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

     ____ 10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

     ____ 11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________
     (Combine on a separate piece of paper, if necessary.)


Dated: _________________________ , 19 ____


__________________________________________
Name of investors


__________________________________________
Signature and title of authorized
officer, partner or trustee

                              ARADIGM CORPORATION



     IMPORTANT -- DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:

     (1)  THE SHARES ARE RESOLD PURSUANT TO THE REGISTRATION STATEMENT ON FORM
     S-3 (NO. [      ]), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER HAS
     DELIVERED TO THE PURCHASER OF THE SHARES A CURRENT PROSPECTUS AND HAS PROVIDED TO THE COMPANY OR TO THE TRANSFER AGENT FOR THE COMPANY'S STOCK A PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE; OR

     (2) THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.











                   DO NOT REMOVE THIS INSTRUCTION SHEET FROM
                         THE ATTACHED SHARE CERTIFICATE
                           EXCEPT IN ACCORDANCE WITH
                       THE INSTRUCTIONS SET FORTH ABOVE.

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To:  [INSERT TRANSFER AGENT]

     Attention: [________]

          The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that ___________________________
                                                   [Fill in name of Purchaser]
institution was the Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about _______
                                                                        [Date]
either (i) in accordance with the registration statement, file number [______] in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

     Name of Purchaser:     __________________________________________________

     Name of Individual
       representing
       Purchaser (if an
       Institution):        __________________________________________________

     Title of Individual
       representing
       Purchaser (if an
       Institution):        __________________________________________________

Signature by:

     Purchaser or
     Individual
     representing
     Purchaser:             __________________________________________________